UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 14, 2008, Wuhan General Group (China), Inc. (the “Company”) raised approximately $1 million in gross proceeds from the exercise of a portion of the Company’s Series J warrants. The warrant holder exercised part of its Series J warrant for 429,185 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, which is convertible on a one-to-one basis for the Company’s common stock, par value $0.0001 per share. The Company paid approximately $100,000 in commission in connection with this warrant exercise. The Series B Convertible Preferred Stock was issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Series J warrants exercisable for 3,862,661 shares of Series B Convertible Preferred Stock remain outstanding. The Series J warrants have an exercise price of $2.33 and expire on November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: October 14, 2008

By:	/s/ Haiming Liu
Name: Haiming Liu
Title: Chief Financial Officer